Deutsche Alt-B Securities

Mortgage Loan Trust, Series 2006-AB2

The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
Deutsche Alt-A Securities

$[536,713,000] (Approximate)
Mortgage Loan Trust Series 2006-AB2

Deutsche Alt-A Securities, Inc.
(Depositor)

Deutsche Alt-B Securities Mortgage Loan Trust, Series 2006-AB2
(Issuing Entity)

May 12, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.  1

The analysis in this report is based on information provided by Deutsche Alt-A Securities, Inc. (the “Depositor”).  Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor.  Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein.  As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls.  The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance.  Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the issuer nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED: DATED: May 12, 2006

Deutsche Alt-B Securities
Mortgage Loan Trust, Series 2006-AB2
$[536,713,000] (Approximate)

Subject to a variance

Structure Overview(1)
Class	Approximate Size ($)	Type	WAL (yrs) to Call	Principal Windows	Pass-Through Rate	Expected Ratings(2)
A-1	[87,000,000]	Senior/Fixed Rate	[1.15]	[6/06 – 10/08]	[5.888]%(3)	AAA/Aaa
A-2	[24,038,000]	Senior/Fixed Rate	[3.00]	[10/08 – 3/10]	[5.907]%(3)	AAA/Aaa
A-3	[64,648,000]	Senior/Fixed Rate	[5.00]	[3/10 – 4/13]	[6.270]%(3)(4)	AAA/Aaa
A-4	[30,151,000]	Senior/Fixed Rate	[7.46]	[4/13 – 11/13]	[6.404]%(3)(4)	AAA/Aaa
A-5A	[30,000,000]	Senior/Fixed Rate/NAS	[6.18]	[8/09 – 11/13]	[6.092]%(3)(4)	AAA/Aaa
A-5B	[27,073,000]	Senior/Fixed Rate/NAS	[6.18]	[8/09 – 11/13]	[6.093]%(3)(4)	AAA/Aaa
A-6	[16,441,000]	Senior Support/Fixed Rate	[5.02]	[7/09 – 11/13]	[6.120]%(3)(4)	AAA/Aaa
A-7A	[100,000,000]	Senior/Fixed Rate	[0.95]	[6/06 – 4/08]	[5.967]%(3)	AAA/Aaa
A-7B	[67,869,000]	Senior/Floating Rate	[0.95]	[6/06 – 4/08]	(5)	AAA/Aaa
A-8	[89,493,000]	Senior/Fixed Rate	[2.68]	[4/08 – 3/10]	[5.734]%(3)	AAA/Aaa
TOTAL	$[536,713,000]

(1) The Structure is preliminary and subject to change. The variance on the bond sizes is + / - 10%.
(2) The Class A Certificates will carry ratings from 2 rating agencies.

(3) The Pass-Through Rates for the Class A Certificates, other than the Class A-7B Certificates, will be subject to a maximum rate equal to the weighted average of the net mortgage rates on the Mortgage Loans.

(4) On the Distribution Date following the first possible optional termination date, the Pass-Through Rates on the Class A-4, Class A-5A, Class A-5B and Class A-6 Certificates will increase by 0.50%, subject to a maximum rate equal to the weighted average of the net mortgage rates on the Mortgage Loans.

(4) The Pass-Through Rate for the Class A-7B Certificates will be a floating rate equal to One-Month LIBOR plus [0.05]% subject to (i)  a maximum rate equal to the lesser of (a) 6.00% per annum and (b) a rate equal to the weighted average of the net mortgage rates on the Mortgage Loans (the “Net Rate Cap”), and (ii) a minimum rate of [0.05]% per annum.  The Class A-7B will also be entitled to receive certain Net Rate Cap Carryforward Amounts as more fully described herein.

Transaction Overview

Certificates:

•

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5A, Class A-5B, Class A-6 and Class A-7A Certificates, the Class A-7B (the “LIBOR Certificates”), and Class A-8 Certificates (collectively, the “Class A Certificates” and the “Senior Certificates”), and certain Class M Certificates (the “Subordinate Certificates”).  Additionally, the trust will issue the Class CE, the Class P and Class A-R Certificates.  Only the Class A Certificates are being offered pursuant to this Free Writing Prospectus.

Pricing Speed:	• 120% PPC (100% PPC is 10% CPR growing to 22% CPR over 12 months).
Depositor:	• Deutsche Alt-A Securities, Inc.
Master Servicer and Securities Administrator:	• Wells Fargo Bank, National Association
Trustee:	• HSBC Bank USA, National Association
Credit Risk Manager:	• Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)
Cut-off Date:	• May 1, 2006
Closing Date:	• May 30, 2006
Investor Closing Date:	• May 31, 2006
Legal Structure:	• REMIC
Optional Call:	• 10% Cleanup Call

Transaction Overview

Prefunding Account:

•

On the Closing Date, it is estimated that up to $[65,000,000] will be deposited into a segregated account referred to as the prefunding account (the “Prefunding Account”).  The amount deposited in the Prefunding Account will be used solely to purchase mortgage loans to be included in the trust for a period of up to three months following the Closing Date (the “Prefunding Period”).  If any amounts are left in the Prefunding Account following the Prefunding Period such amounts will be distributed on the following distribution date as a principal payment to the holders of the Senior Certificates [as described in the Cashflow Description Section].

Capitalized Interest Account:

•

On the Closing Date and if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into the Capitalized Interest Account.  The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each class of Offered Certificates related to the Mortgage Loans that may arise as a result of the utilization of the Prefunding Account for the purchase by the trust of Subsequent Mortgage Loans after the Closing Date.  Any amounts remaining in the Capitalized Interest Account (including investment earnings) and not needed for such purpose will be paid to the depositor and will not thereafter be available for payment to the certificateholders.  Amounts on deposit in the Capitalized Interest Account will be invested in permitted investments.  The Capitalized Interest Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Servicers

•

American Home Mortgage Servicing, Inc. (“American Home Servicing”), GMAC Mortgage Corporation (“GMACM”), and Greenpoint Mortgage Funding, Inc. (“GreenPoint”) with respect to approximately 32.91%, 32.44% and 23.02%, respectively, of the total principal balance of the Mortgage Loans as of the  Cut-Off Date and certain other servicers, none of which is servicing 20% or more of the  total principal balance of the Mortgage Loans as of the Cut-Off Date.  See Exhibit A to this Free Writing Prospectus for a description of American Home Servicing, GMACM, and GreenPoint as servicers.

Originators:

•

The Originators of the Mortgage Loans are American Home Mortgage Corp. (“American Home”) with respect to approximately [33.00]% of the total principal balance of the Mortgage Loans as of the Cut-off Date and GreenpPoint with respect to approximately [23.00]% of the total principal balance of the Mortgage Loans as of the Cut-off Date, and certain other Originators, none of which originated 20% or more of the total principal balance of the Mortgage Loans as of the Cut-off Date.  See Exhibit B to this Free Writing Prospectus for a description of American Home and GreenPoint, as originators.

Distribution Date:	• 25th of each month, or next business day, commencing on the distribution date in June 2006
Interest Accrual Period:

•

With respect to each Distribution Date, the interest accrual period for the Certificates, other than the LIBOR Certificates, will be the calendar month preceding the month of that Distribution Date.  With respect to each Distribution Date, the interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month prior to the month in which that Distribution Date occurs and ending on the 24th day of the month in which that Distribution Date occurs.  Each interest accrual period will be deemed to consist of 30 days.  Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

ERISA:

•

The Senior Certificates are expected to be ERISA eligible.  Prospective investors should review with legal advisors as to whether the purchase and holding of the Senior Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the code or other similar laws.

SMMEA:

•

The Senior Certificates are expected to be SMMEA eligible.  Prospective investors should review with legal advisors as to whether the purchase and hoolding of the aforementioned certificates could give rise to a transaction prohibited or not otherwise permissible.

Transaction Overview

Collateral:

The Mortgage Loans will consist of primarily 30 year fixed rate mortgage loans with an expected aggregate principal balance of $[576,490,960] as of the Cut-off Date subject to a permitted variance of +/- 10%.

NOTE:  The information related to the Mortgage Loans described herein reflects preliminary information.  It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of Mortgage Loans and additional mortgage loans may be added to the pool of Mortgage Loans.  The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate principal balance of the Mortgage Loans as of the Closing Date may be greater than or less than the aggregate principal balance of the Mortgage Loans presented herein by up to 10%.  Consequently, the initial principal balance of the Certificates may vary up to 10% from the amounts shown herein.

Credit Enhancement:

1)

Excess Interest

2)

Overcollateralization (“OC”); and

3)

Subordination.

Additionally, the Class A-4, Class A-5A and Class A-6 Certificates will have the benefit of a financial guaranty insurance policy pursuant to which the insurance provider will unconditionally and irrevocably guarantee certain payments on the Class A-4, Class A-5A, and Class A-6 Certificates on each distribution date.  This insurance policy will not provide credit enhancement for any class of certificates other than the Class A-4, Class A-5A, and Class A-6 Certificates.

Allocation of Losses:

•

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates, and third, to the Class M Certificates, until their respective certificate principal balances have been reduced to zero.  Thereafter, any Realized Losses will be allocated pro-rata among the Class A Certificates; provided, however, that Realized Losses otherwise allocable to the Class A-1 Certificates, A-2 Certificates, A-3 Certificates, A-5B Certificates, Class A-7 Certificates, and Class A-8 Certificates will first be allocated to the Class A-6 Certificates until  its certificate principal balance has been reduced to zero, in addition to losses otherwise allocable to the Class A-6 Certificates.

Advances:

•

Each Servicer will collect monthly payments of principal and interest on the Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments.  The Servicers are required to advance delinquent payments of principal and interest on the related Mortgage Loans only to the extent such amounts are deemed recoverable.  If a Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

•

Each Servicer will be required each month to cover interest shortfalls as a result of voluntary prepayments on Mortgage Loans serviced by such Servicer generally up to the monthly Servicing Fee payable to such Servicer.  If a Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the master servicing compensation for such Distribution Date.

Cashflow Description:

•

Distributions on the Senior Certificates and the Subordinate Certificates will be made on each Distribution Date.  The payments to the Senior Certificates to the extent of the available funds, will be made according to the following priority:

1.

Payments of interest (including Interest Carry Forward Amounts, if any), on a pro rata basis based on the entitlement of each such class, to the Senior Certificates then entitled to receive interest payments;

2.

Payments of principal to the Class A-5A and Class A-5B Certificates, pro rata, up to the Class A-5 Priority Amount, until their respective certificate principal balances are reduced to zero;

3.

Payments of principal to the Class A-1, Class A-2, Class A-7A, Class A-7B, and Class A-8 Certificates as follows:  Concurrently, 30.1406080347% sequentially to the Class A-1 and Class A-2 Certificates, in that order, until their respective certificate principal balances are reduced to zero, and 69.8593919653% sequentially, first, concurrently, to the Class A-7A and Class A-7B Certificates, pro rata, and second, to the Class A-8 Certificates, in that order, until their respective certificate principal balances are reduced to zero;

4.

Payments of principal to the Class A-3 and A-4 Certificates, sequentially, in that order;

5.

Payments of principal to the Class A-5A and Class A-5B Certificates, pro rata, without regard to the Class A-5 Priority Amount, until their respective certificate principal balances are reduced to zero;

6.

Payments of principal to the Class A-6 Certificates, until its certificate principal balance is reduced to zero;

Senior Principal Distribution Amount:

•

Prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the lesser of (1) the aggregate certificate principal balance of the Senior Certificates, excluding the Class A-6 Certificates, and (2) the Principal Distribution Amount; and on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date,  the excess of: (1) the aggregate certificate principal balance of the Senior Certificates, excluding the Class A-6 Certificates, immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (i) [80.50]% on any Distribution Date on or after the Stepdown Date and (ii) the aggregate stated principal balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (B) the aggregate stated principal balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the Overcollateralization Floor.

Excess Spread and Overcollateralization Provisions:

•

The weighted average of the Net Mortgage Rates for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates. As a result, interest collections on the Mortgage Loans are generally expected to be generated in excess of the amount of interest payable to the holders of the Certificates, (“Excess Spread”).  Excess Spread, together with any overcollateralization reduction amount, will generally constitute the net monthly excess cashflow on any Distribution Date and will generally be distributed as follows

a.

to the holders of the classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the overcollateralization increase amount for such Distribution Date;

b.

sequentially, to the Class M Certificates, the related Interest Carry Forward Amount for each such class for such Distribution Date;

c.

allocated realized losses on the Class A Certificates, pro rata;

d.

allocated realized losses on the Class M Certificates;

e.

to the Class A-7B Certificates, the Net Rate Carryover Amount, if any.

Class A-5 Priority Amount:

•

The Class A-5 Priority Amount will equal the product of (i) the Senior Principal Distribution Amount and the Principal Prepayment Amount for the Mortgage Loans, (ii) the Class A-5 Priority Percentage and (iii) the Shift Percentage.  The “Class A-5 Priority Percentage” is the percentage equivalent of a fraction, the numerator of which is sum of the Certificate Principal Balance of the Class A-5 Certificates and the denominator of which is the aggregate principal balance of the Mortgage Loans.

Shift Percentage:

•

The Shift Percentage is equal to 0% for the first 3 years following the Closing Date, 45% in the next 3 years following the Closing Date, 80% in the sixth year following the Closing Date, 100% in the seventh year following the Closing Date, and 300%  in any year thereafter

Principal Distribution Amount

•

For any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related due period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related prepayment period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, liquidation proceeds, subsequent recoveries and all full and partial principal prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the Mortgage Loans minus (iv) the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodian, the Master Servicer or the Securities Administrator prior to distributions being made on the certificates.

Principal Remittance Amount:

•

For any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodian, the Master Servicer or the Securities Administrator.

Required Overcollateralization Amount:

•

With respect to any Distribution Date on or after the Stepdown Date, an amount equal to [1.00]% of the aggregate stated principal balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (ii) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Required Overcollateralization Amount will be the Required Overcollateralization Amount as in effect for the prior Distribution Date.

Overcollateralization Floor:	• An amount equal to 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Reduction Amount:

•

For any Distribution Date will be the lesser of (a) the Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of the overcollateralization amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over the Required Overcollateralization Amount for such Distribution Date.

Stepdown Date:

•

The earlier of (i) the first Distribution Date on which the certificate principal balances of the Senior Certificates (other than the Class A-6 Certificates) have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the certificates) is equal to or greater than approximately [19.50]%.

Interest Carry Forward Amounts

•

The Interest Carry Forward Amount with respect to each class of Senior Certificates and each Distribution Date, is the excess of:

a.

Interest accrued at the applicable Pass-Through Rate for the applicable interest accrual period, over

b.

The amount actually distributed to such class with respect to interest on prior Distribution Dates.

Net Rate Carryover Amount:

The Net Rate Carryover Amount with respect to the Class A-7B Certificates and each Distribution Date on which the related Pass-Through Rate is limited to the Net Rate Cap, is the sum of (i) the excess of (a) the amount of interest the Class A-7B Certificates would have been entitled to receive on such Distribution Date if the Net Rate Cap had not been applicable to such certificates on such Distribution Date, subject to a maximum amount equal to the product of 9.50% per annum and the certificate principal balance of the Class A-7B Certificates immediately prior to such Distribution Date over (b) the amount of interest accrued on such Distribution Date at the Net Rate Cap and (ii) the related Net Rate Carryover Amount for any previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the Pass-Through Rate for the Class A-7B Certificates for the most recently ended Interest Accrual Period determined without taking into account the Net Rate Cap.

NOTE:  The Class A-7B Certificates will be entitled to receive payments of interest based on its floating rate up to and including a coupon rate of 9.50% per annum.  Net Rate Carryover Amounts attributable to the Class A-7B Certificate Net Rate Cap of 6.00% will be paid as described above.  Any Net WAC Rate Carryover Amounts on the Class A-7B Certificates in excess of the Net Rate Cap of 6.00% will be paid out of excess spread, to the extent available, on a subordinated basis, prior to any distributions to the Class CE Certificates.

Credit Enhancement Percentage:

•

The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on that Distribution Date.

Class	Ratings [S/M]	Initial CE %	CE % On/After Distribution Date in June 2009
A-1, A-2, A-3, A-5B, A-7A, A-7B, A-8	[AAA/Aaa]	[10.35]%	[20.70]%
A-4, A-5A, A-6	[AAA/Aaa]	[6.90]%	[13.80]%
M	** Not offered hereby **

Trigger Event:	If a Delinquency Trigger Event or Cumulative Loss Trigger Event exists.
Delinquency Trigger Event:

•

With respect to a Distribution Date on or after the Stepdown Date, if the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [  ]% of the Senior Credit Enhancement Percentage, then a Delinquency Trigger Event exists.

Cumulative Loss Trigger Event:

•

With respect to any Distribution Date on or after the Stepdown Date, if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including) the related due date (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the prepayment period related to that due date) exceeds the applicable percentage, for such Distribution Date, of the aggregate stated principal balance of the Mortgage Loans, as set forth below, then a Cumulative Loss Trigger Event will have occurred:

Distribution Date Occurring in	Percentage
June 2008 to May 2009	[ ]%, plus 1/12th of [ ]% for each month thereafter
June 2009 to May 2010	[ ]%, plus 1/12th of [ ]% for each month thereafter
June 2010 to May 2011	[ ]%, plus 1/12th of [ ]% for each month thereafter
June 2011and thereafter	[ ]%

DESCRIPTION OF THE COLLATERAL

See Appendix A

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

MBS Trading
Anilesh Ahuja	212-250-2669
Hyung Peak	212-250-2669
Mark Ginsberg	212-250-2669
Jason Kim	212-250-2669

MBS Banking
Susan Valenti	212-250-3455
Doug Nicholson	212-250-0865

MBS Analytics
Bill Yeung	212-250-6893
Steve Lumer	212-250-0115
Kimball Ng	212-250-7843

Free Writing Prospectus Supplement

(Dated May 17, 2006)

Deutsche Alt-A Securities Mortgage Loan Trust
Mortgage Pass-Through Certificates
(Issuable in Series)

DB Structured Products, Inc.
Sponsor

Deutsche Alt-A Securities, Inc.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Consider carefully the risk factors beginning on page S-9 of this free writing prospectus supplement.

The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This free writing prospectus supplement  must be read in conjunction with the attached prospectus.

The Trusts

Each Deutsche Alt-A Securities Mortgage Loan Trust will be established to hold assets transferred to it by Deutsche Alt-A Securities, Inc.  The assets in each trust fund will be specified in the prospectus supplement for the particular issuing entity and will generally consist of first lien, fixed- or adjustable-rate mortgage loans secured by one- to four-family residential properties.  The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers.  The mortgage loans will be master serviced by Wells Fargo Bank, N.A.

The Certificates

Deutsche Bank Securities Inc. will sell the certificates pursuant to a prospectus supplement.  The certificates will be grouped into one or more series, each having its own designation.  Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets of the related trust fund.  A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus supplement relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the SEC and is effective, the final prospectus supplement relating to the securities discussed in this free writing prospectus supplement has not been filed with the SEC.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed in this free writing prospectus supplement.

Deutsche Bank Securities

Underwriter

For use with the prospectus dated May 17, 2006

This free writing prospectus supplement is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus supplement is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus supplement and the related free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus supplement, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus supplement and any information contained in any prior similar free writing prospectus supplement relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus supplement and the related free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in the related free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear in this free writing prospectus supplement or on any electronic communication to which this free writing prospectus supplement is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

This free writing prospectus relates to Registration Statement No. 333-131600.

Table of Contents

Free Writing Prospectus Supplement

Summary

S-3

Risk Factors

S-3

The Originators

S-3

Issuing Entity

S-3

The Depositor

S-3

The Sponsor

S-3

Static Pool Information

S-3

The Servicers

S-3

Servicing of the Mortgage Loans

S-3

The Securities Administrator, the Master Servicer and the Custodians

S-3

The Trustee

S-3

The Credit Risk Manager

S-3

Pooling and Servicing Agreement

S-3

Prepayment and Yield Considerations

S-3

Material Federal Income Tax Consequences

S-3

Legal Investment Aspects

S-3

ERISA Considerations

S-3

EXHIBIT A:  Prospectus

Prospectus

Description of the Trust Funds

1

Use of Proceeds

16

Yield Considerations

16

The Depositor

22

Description of the Securities

23

Description of the Agreements

38

Description of Credit Support

62

Certain Legal Aspects of Mortgage Loans

66

Certain Legal Aspects of the Contracts

81

Material Federal Income Tax Considerations

85

State and Other Tax Consequences

115

ERISA Considerations

115

Legal Investment

124

Methods of Distribution

125

Additional Information

126

Incorporation of Certain Documents by Reference

127

Legal Matters

128

Financial Information

128

Rating

128

Index of Defined Terms

129

SUMMARY

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision.  The terms of each series and each of the classes in a series have not yet been determined.  The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus supplement, the accompanying prospectus, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Issuing Entity

The issuing entity for a series of certificates will be the Deutsche Alt-A Securities Mortgage Loan Trust specified on the front cover of the related prospectus supplement.  The issuing entity will be a common law trust formed under the laws of the State of New York pursuant to a pooling and servicing agreement dated as of the cut-off date among the depositor, the master servicer, the securities administrator and the trustee.  For a particular series of certificates, the servicers and/or the credit risk manager may also be parties to the pooling and servicing agreement.

Sponsor

DB Structured Products, Inc., a Delaware corporation will sell the mortgage loans to the depositor.

Depositor

Deutsche Alt-A Securities, Inc., a Delaware corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 60 Wall Street, New York, New York 10005 and its telephone number is 212-250-2500.

Master Servicer

Wells Fargo Bank, N.A., a national banking association, will oversee the servicing of the mortgage loans by the servicers pursuant to the pooling and servicing agreement.

Servicers

With respect to each series of certificates, the servicers of the mortgage loans will be described in the related free writing prospectus and the prospectus supplement.

Originators

With respect to each series of certificates, the originators of the mortgage loans will be described in the related free writing prospectus and the prospectus supplement.

Securities Administrator

Wells Fargo Bank, N.A. will act as the securities administrator pursuant to the pooling and servicing agreement.

Trustee

A trustee will be appointed pursuant to the pooling and servicing agreement.

Custodians

One or more custodians will be appointed to maintain custody of the mortgage loan documents.

Credit Risk Manager

If so specified in the related prospectus supplement for any series, Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) or another entity may be appointed as credit risk manager.

The Certificates

The certificates of each series represent ownership interests in a separate trust fund, the assets of which will consist primarily of conventional, first lien, residential mortgage loans.

The mortgage loans in any mortgage pool may have mortgage rates that are fixed, adjustable or have fixed mortgage rates for a period of time after the date of origination of each mortgage loan before the mortgage rates become subject to periodic adjustment based on a specified index.

The mortgage loans to be included in a trust fund may be divided into two or more mortgage loan groups, sorted on the basis of specified characteristics.  In such event, payments of principal and interest on a specified group of certificates will be based primarily on collections from the related mortgage loans.

The certificates of each series may include certificates that are entitled to receive both principal and interest payments from the mortgage loans, certificates that are entitled to receive only interest payments from the mortgage loans, and certificates that are entitled to receive only principal payments from the mortgage loans, or any combination of the foregoing.

Pre-Funding Account and Capitalized Interest Account

A particular series may provide for the purchase of additional mortgage loans after the related closing date if the aggregate stated principal balance of the mortgage loans transferred to that issuing entity on the related closing date is less than the principal balance of certificates specified in the related prospectus supplement (any such series, a “pre-funded series”).  The related prospectus supplement will specify the amount required to be deposited in a pre-funding account to be used through the end of the related funding period (which, generally, will not exceed 90 days) to purchase subsequent mortgage loans for that issuing entity. Any amounts not used for that purpose will be paid to holders of the related senior certificates as a prepayment of principal no later than the distribution date following the end of the funding period.

In a pre-funded series, because an issuing entity will acquire subsequent mortgage loans after the closing date for that issuing entity, there may not be sufficient interest collections from the mortgage loans in that issuing entity at the closing date to pay all the interest due on the related certificates during the funding period. If a pre-funding account is funded, a capitalized interest account may be established and funded on the closing date of that series to cover those shortfalls.

Cut-Off Date

The cut-off date, which is specified in the related free writing prospectus, is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.  For a prefunded series, there will be more than one cut-off date, which are referred to herein as subsequent cut-off dates.

Distribution Date

The 25th day of each month or, if such day is not a business day, the next business day thereafter.  Payments on each distribution date will be made to certificateholders of record as of the related record date, except that the final payment on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

Record Date

Unless otherwise specified in the related free writing prospectus, the record date for certain classes of certificates will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date) and for certain classes of certificates will be the business day before the distribution date.

Registration of Certificates

To the extent specified in the prospectus supplement relating to a series of certificates, the certificates may initially be issued in book-entry form.  Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Payment Priorities

Certain certificates, referred to as the senior certificates, will have a payment priority over certain other certificates, referred to as the subordinate certificates.  The classes of subordinate certificates with higher numerical class designations will be subordinate to subordinate certificates with lower numerical class designations.

Limited Cross-Collateralization With Respect To Multi-Group Series

With respect to any series of certificates backed by a loan pool consisting of two or more loan groups (referred to as a “multi-group series”), in certain very limited circumstances relating to a loan group’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan group or loan groups may be applied to pay principal or interest, or both, to the senior certificates related to the loan group experiencing those conditions.

Internal Credit Enhancement

Subordination

With respect to any series, the senior certificates will have a prior right of payment over the subordinate certificates.  Among the classes of subordinate certificates, the classes of subordinate certificates with higher numerical class designations will be subordinate to subordinate certificates with lower numerical class designations.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. On any distribution date (with respect to any overcollateralization series, if there is not sufficient excess interests or overcollateralization to absorb realized losses on the mortgage loans), this loss protection is accomplished by allocating the realized losses in excess of such amounts first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of senior certificates; provided, that certain classes of senior certificates, referred to in this terms sheet supplement as the senior support certificates, may bear the principal portion of all realized losses otherwise allocable to certain other classes of senior certificates, for so long as such class  of senior support certificates is outstanding.

Overcollateralization

With respect to certain series, as of the closing date, the total principal balance of the mortgage loans as of the cut-off date may exceed the total class principal balance of the certificates.  This feature is referred to as overcollateralization.  A series that has an overcollateralization feature is referred to as a “overcollateralization series” and a series that does not have an overcollateralization feature is referred to as a “non-overcollateralization series.”

With respect to any overcollateralization series, the required level of overcollateralization may increase or decrease over time.  We cannot assure you that sufficient interest will be generated by the mortgage loans to create or maintain the required level of overcollateralization for any overcollateralization series.

Excess Interest

With respect to any overcollateralization series, the mortgage loans are expected to bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the offered certificates and to pay certain fees and expenses of the trust fund.  Such excess interest will be available to absorb realized losses on the mortgage loans, to create and maintain overcollateralization at required levels and cover basis risk shortfalls, if any, as described in the pooling agreement.

Yield Maintenance Agreements

If so specified in the related free writing prospectus, the securities administrator or the trustee, on behalf of the trust fund, will enter into one or more yield maintenance agreements with a counterparty for the benefit of certain classes of certificates.  On certain distribution dates payments may be made under a yield maintenance agreement and deposited into a reserve fund.  Amounts on deposit in the reserve fund will be available to make certain payments to the certificates entitled to the benefits of the related yield maintenance agreement.

Certificate Insurance Policy

If so specified in the related free writing prospectus, a financial guaranty insurance company will issue a certificate insurance policy for the benefit of one or more classes of certificates, referred to in this free writing prospectus supplement as the insured certificates.  Any policy will unconditionally and irrevocably guarantee payment of (1) the outstanding principal balance of the insured certificates on their final maturity date, (2) the amount of any realized losses allocated to the insured certificates and (3) accrued and unpaid interest calculated at the certificate rate due on the insured certificates, subject to certain terms and conditions set forth in the certificate insurance policy.  Any certificate insurance policy will not provide credit enhancement for any class of certificates other than the related insured certificates.

Any certificate insurance policy will not cover basis risk shortfalls or shortfalls in interest collections on the mortgage loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Servicemembers Civil Relief Act, or any similar state or local law.

Retention of Certain Servicing Rights

With respect to certain series, the sponsor may retain certain rights relating to the servicing of the mortgage loans, including the right to sell the servicing rights with respect to certain mortgage loans at any time to a successor servicer as further specified in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus supplement.

Advances

Each servicer will be required to advance delinquent payments of principal and interest on the mortgage loans serviced by it, subject to the limitations described under “Servicing of the Mortgage Loans—Advances” in this free writing prospectus supplement.  The master servicer will be obligated to make any required delinquency advance if the applicable servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The applicable servicer or the master servicer, as the case may be, will be entitled to be reimbursed  from the trust fund for these advances, and therefore these advances are not a form of credit enhancement.  See “Servicing of the Mortgage Loans—Advances” in this free writing prospectus supplement and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Fees and Expenses

Each servicer, the master servicer, the securities administrator, the trustee, the custodian and the certificate insurer, if any, will receive compensation as described in the prospectus supplement.

The servicer, the master servicer, the securities administrator, the trustee, the custodian and the certificate insurer, if any, will also be entitled to reimbursement of certain expenses from the trust fund before payments are made on the certificates.

Optional Termination of the Trust Fund

The master servicer may, subject to certain conditions set forth in the pooling agreement, (1) purchase all of the mortgage loans and the other property of the trust fund when the total scheduled principal balance of the mortgage loans as of the last day of the related due period is equal to or less than the percentage specified in the related prospectus supplement of the total scheduled principal balance of all of the mortgage loans as of the cut-off date and (2) terminate the trust fund, subject to certain conditions set forth in the pooling agreement.

Material Federal Income Tax Consequences

In the opinion of McKee Nelson LLP, for federal income tax purposes, each trust fund will comprise one or more “real estate mortgage investment conduits” or REMICs.

Legal Investment

Generally, offered certificates rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they continue to have the required rating.  You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the offered certificates that prospective investors should consider.

We refer you to “Legal Investment” in the prospectus for more information.

ERISA Considerations

Generally, all of the offered certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless otherwise specified in the related prospectus supplement.

TRANSACTION STRUCTURE

RISK FACTORS

The following information, together with the information set forth under “Risk Factors” in the prospectus which you also should carefully consider, identifies the principal risks associated with an investment in the certificates.

Prepayments on the mortgage loans may affect the yield on your certificates.

·

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.  For any class of certificates entitled to receive only payments of principal, a slower than expected repayment of principal may result in a lower than expected yield.

·

If you purchase interest-only certificates or if you purchase other certificates at a premium and principal of the related mortgage loans (including prepayments) is repaid faster than you anticipate, then your yield may be lower than you anticipate.  Prospective purchasers of any class of interest only certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could result in the failure of those purchasers to recover their initial investments.  For any mortgage loan with a prepayment charge, the prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan.  In addition, for a series of certificates with a prefunding feature, to the extent any pre-funded amount on deposit in the prefunding account is not used to purchase subsequent mortgage loans before the expiration of the prefunding period, the distribution of all or a portion of the prefunded amount will adversely affect the  holders of interest-only certificates and may result in a lower than expected yield.

·

Any time your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same rate or a higher rate of return than the interest rate on your certificates.

·

If the actual characteristics and behavior of the mortgage loans differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the certificates.

·

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans.  There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus. See “Prepayment and Yield Considerations” in this free writing prospectus supplement and “Yield Considerations” in the prospectus.

·

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

·

The related originator or the seller, as applicable, is required to purchase from the trust fund the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured.  These purchases will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

·

If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

·

Under the principal payment priorities described in the related free writing prospectus, if prepayments in one loan group reduce the class principal balances of the related classes of senior certificates to zero, future payments that would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in the other loan group thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates.  If you purchase subordinate certificates and this occurs, your yield may be lower than you expect.

The pass-through rates on the certificates may be subject to a weighted average net rate cap.

·

With respect to certain series, the pass-through rates on certain of the offered certificates may be subject to a cap equal to the weighted average of the net mortgage rates of the mortgage loans adjusted, with respect to any insured certificates, to account for the premium payable to the certificate insurer.  Therefore, the prepayment of the related mortgage loans with higher mortgage rates may result in a lower pass-through rate on such offered certificates.

·

To the extent that interest paid to a class of certificates is calculated based on a rate equal to a cap, the difference between that rate and the pass-through rate that would otherwise have been paid to that class of certificates absent such cap will create a shortfall. That shortfall will carry forward with interest thereon. These shortfalls may remain unpaid on the optional termination date or, if the optional termination is not exercised, on the final payment date.  Any certificate insurance policy issued in connection with any insured certificates will not cover such shortfalls.

·

In addition, with respect to overcollateralization series, when the pass-through rates applicable to the certificates are limited by a cap, there may be little or no excess cash flow to cover losses and to maintain or restore the required level of overcollateralization. No assurance can be given that the excess cash flow that may be available to cover the shortfalls resulting from the limitation of the pass-through rates on the certificates will be sufficient for that purpose.

If credit enhancement is insufficient, you could experience losses on your certificates

Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them and, second, only with respect to an overcollateralization series, by excess interest and overcollateralization, and third, by the allocation of realized losses on the mortgage loans to the subordinated classes in reverse order of their numerical class designations.  Certain classes of certificates may be insured by a certificate insurance policy issued by a financial guaranty insurance company.

The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay interest or principal due on more senior classes of the related loan group.  Collections otherwise payable to subordinated classes represent the sole source of funds from which this type of credit enhancement is provided.

The second form of credit enhancement, which applies only with respect to an overcollateralization series, is excess interest and overcollateralization.  With respect to an overcollateralization series, the mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity.  Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the issuing entity are provided for, the available excess interest generated by the mortgage loans will be used to create and maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the mortgage loans or create and maintain the required level of overcollateralization.

The third form of credit enhancement provides that (with respect to any overcollateralization series only, if realized losses exceed (1) the amount of excess interest available to absorb realized losses and (2) the amount of overcollateralization) realized losses from either loan group are allocated:

·

first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the class principal balance of each such class has been reduced to zero, and

·

second, to the class or classes of related senior certificates (other than any classes of interest-only certificates) until their respective class principal balances are reduced to zero; provided, that realized losses allocated to certain classes of senior certificates may be borne by certain other classes of senior certificates, referred to in this terms sheet supplement as senior support certificates, until the total class principal balance of such senior support certificates has been reduced to zero.

Accordingly, if the total principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly payments to holders of the related senior certificates.  In addition, with respect to a multi-group series, higher than expected losses on one group of mortgage loans will decrease the amount of credit support provided by the subordinate certificates to the senior certificates with respect to the other group or groups of mortgage loans.

It may not be possible to find an investor to purchase your certificates.

The underwriter intends to make a market for the purchase and sale of the offered certificates after their initial issuance but has no obligation to do so.  There is no assurance that such a secondary market will develop for any class of certificates, or, if it develops, that it will continue.  Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield.  The market values of the certificates are likely to fluctuate.  These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  However, any class of certificates may experience illiquidity.

Certain certificates are subject to counterparty risk.

The issuing entity may enter into a yield maintenance agreement or agreements with the counterparty, for the benefit of certain certificates.  The yield maintenance agreement or agreements will require the counterparty to make certain payments in the circumstances set forth in the prospectus supplement.  The receipt of such amounts by such certificates will be subject to the credit risk of the counterparty.

Certain certificates may not receive amounts expected from a yield maintenance agreement.

Payments under a yield maintenance agreement that may be entered into, if any, for any distribution date will be based on a schedule of notional amounts which decreases during the life of the related yield maintenance agreement. The notional amounts will be derived using a specified percentage of a prepayment assumption on the related mortgage loans.  The actual rate of payment on the mortgage loans is likely to differ from the specified percentage of the prepayment assumption used.  If prepayments on the related mortgage loans occur at a rate slower than the rate used in determining the notional amounts, the total class principal balance of the certificates entitled to the benefits of the related yield maintenance agreement may be greater than such notional amount for a distribution date.  For those certificates and any distribution date on which the related notional amount is lower than the actual total class principal balance of such classes of certificates, the amount paid by the counterparty under the related yield maintenance agreement may not be enough to pay the payments for which such amounts will be used on such distribution date, adversely affecting the yields on those certificates.

Payments from the mortgage loans will be the sole source of payments on the certificates, other than any insured certificates, which also will have the benefit of the related certificate insured policy.

The certificates do not represent an interest in or obligation of the sponsor, the depositor, the master servicer, the securities administrator, the custodians, the servicers, the trustee, the underwriter or any of their affiliates.  However, the depositor does have limited obligations with respect to certain breaches of its representations and warranties.  No governmental agency or instrumentality, the depositor, the sponsor, the master servicer, the servicers, the securities administrator, the custodians, the trustee, the underwriter nor any of their affiliates will guarantee or insure either the certificates or the mortgage loans.  Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, you will have no recourse to the depositor, the sponsor the master servicer, the servicers, the securities administrator, the custodians, the trustee, the underwriter or any of their affiliates.  Any insured certificates will, however, have the benefit of the related certificate insurance policy.

Risks associated with forty year mortgage loans

Certain of the mortgage loans may have an original term to maturity of 480 months.  These mortgage loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for mortgage loans of this type.  These mortgage loans may have a higher risk of default due to the fact that the borrowers of these mortgage loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan.  It may be difficult to judge prospective defaults on these mortgage loans based on examination of the credit score used in determining the credit-worthiness of a prospective borrower because the borrower’s credit is subject to a greater possible fluctuation due the extended payment period.  Furthermore, a term to maturity of 480 months permits the borrower to have a lower monthly payment than would be the case with the same down payment under a mortgage loan with a 360 month term to maturity.

Geographic concentration of the mortgage loans may adversely affect your certificates

A significant concentration of the total principal balance of the mortgage loans may be secured by properties in California or other states.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions in those states will have a disproportionate impact on the mortgage loans in general:

·

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

·

Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

·

Declines in the residential real estate market in those states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

·

Properties in those states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as storms, hurricanes, floods, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

Default risk on high-balance mortgage loans

As of the cut-off date, certain of the mortgage loans may have principal balances greater than $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related group and the pool of mortgage loans as a whole.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the mortgage loan balance, you could suffer a loss on your certificates

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

Increased risk of loss on the mortgage loans as a result of interest-only loans.

With respect to any series of certificates, certain of the mortgage loans may require the borrowers to make monthly payments of only accrued interest for a certain number of months or years following origination.  After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date.  When the borrower’s monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required to be made on such mortgage loans during the interest-only period, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans.  This slower rate of principal distributions may reduce the return on the certificateholders’ investment.

Risks associated with mortgage loans secured by non-owner occupied properties

Certain of the mortgage loans may be secured by properties acquired by investors for the purposes of rental income or capital appreciation, or by properties acquired as second homes.  These mortgage loans tend to have higher severities of default than mortgage loans that are secured by properties that are regularly occupied by the related borrowers.  In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the property, increasing the severity of the default.

Risks associated with balloon mortgage loans

If so specified in the prospectus supplement relating to a series of certificates, the mortgage loans held by an issuing entity may include balloon loans, which are mortgage loans that do not provide for scheduled payments of principal that are sufficient to amortize the principal balance of the loan prior to maturity and which therefore will require the payment by the related borrower of a “balloon payment” of principal at maturity.  Balloon loans involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower’s ability either to timely refinance the mortgage loan or timely to sell the related mortgaged property.

Risks associated with seasoned mortgage loans

If so specified in the prospectus supplement relating to the applicable series of certificates, the loan ages of some of the mortgage loans held by an issuing entity may be older than those of the other mortgage loans in that issuing entity or these mortgage loans may have been previously included in securitizations of the depositor and acquired upon exercise of an optional termination right.  Generally, seasoned mortgage loans are believed to be less likely to prepay due to refinancing and are more likely to default than newly originated mortgage loans.  In any case, the prepayment and default experience on well seasoned mortgage loans will likely differ from that on other mortgage loans.

Originators and servicers may be subject to litigation or governmental proceedings

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.  The originators and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.  It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  If any such proceeding were determined adversely to any of the originators or servicers of the mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of such servicer to service the related mortgage loans in accordance with the servicing agreement, or the ability of such originator to fulfill its obligation to repurchase or substitute for related defective mortgage loans, could be impaired.

The bankruptcy or insolvency of a servicer or the master servicer could further delay or reduce payments to you.

·

If a servicer or the master servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in such servicer’s or the master servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

·

Additionally, if a servicer defaults on its obligations under the related servicing agreement or the master servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer or master servicer, as applicable.  In this event, the ability of that servicer or the master servicer to service or master service the mortgage loans or to oversee the servicers, as applicable, could be impaired by its bankruptcy or insolvency, and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

A transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates.

With respect to any series of certificates, the sponsor may own the servicing rights with respect to certain of the mortgage loans and may elect to transfer the servicing of those mortgage loans to a qualified successor servicer in accordance with the terms of the pooling and servicing agreement.  All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons.  As a result, upon the occurrence of any servicing transfer, the rate of delinquencies and defaults is likely to increase at least for a period of time.  There can be no assurance as to the extent or duration of any disruptions associated with any transfer of servicing or as to the resulting effects on the yield on your certificates.

Attempted recharacterization of the transfer from the sponsor to the depositor and from the depositor to the trust could delay or reduce payments to you.

We expect that the transfer of the mortgage loans from the sponsor to the depositor, and from the depositor to the trust will each be characterized as a sale.  Each of the sponsor and the depositor has documented its respective transfer as a sale.  However, a bankruptcy trustee or creditor of the sponsor may take the position that the transfer of the mortgage loans to the depositor should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the depositor would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  Similarly, a bankruptcy trustee or creditor of the depositor may take the position that the transfer of the mortgage loans to the trust should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the Trustee would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  If either or both of these events occur, payments on your certificates could be delayed or reduced.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws.

The Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act, the interest rate applicable to a mortgage loan for which the related borrower is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto.  This shortfall will not be paid by the borrower on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. Any certificate insurance policy issued in connection with any insured certificates will not cover such shortfalls.  We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

To the extent amounts on deposit in any pre-funding account are not used, there may be a mandatory prepayment on the certificates.

With respect to any pre-funded series, to the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before the end of the pre-funding period, the holders of the certificates entitled to principal will receive on the distribution date immediately following the end of the pre-funding period, the pre-funded amount remaining after the purchase of subsequent mortgage loans as a payment of principal in accordance with the priorities set forth in this prospectus supplement. Although no assurance can be given, the depositor intends that, with respect to any pre-funded series, the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the certificates on the distribution date immediately following the end of the pre-funding period.

Suitability of the offered certificates as investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance.

THE ORIGINATORS

With respect to each series of certificates, the related free writing prospectus will identify and provide information with respect to the principal originators of the mortgage loans and their related underwriting standards.

ISSUING ENTITY

The issuing entity will be a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust fund and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and payments to the certificate insurer, if any, in respect of the premium and reimbursement amounts and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the pooling and servicing agreement.  These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights and, in the event such amendment would be adverse to the certificate insurer, if any, without the consent of the certificate insurer.  For a description of other provisions relating to amending the pooling and servicing agreement, see “Description of the Agreements—Amendment” in the prospectus.

The assets of the issuing entity will consist of the mortgage loans and certain related assets.

The issuing entity’s fiscal year end is December 31.

THE DEPOSITOR

Deutsche Alt-A Securities, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on August 29, 2002. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-5000. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus supplement, the prospectus and any supplement hereto, the depositor will have no material duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the depositor are held by DB Structured Products, Inc., a Delaware corporation.

THE SPONSOR

DB Structured Products, Inc. is the sponsor.  The sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”.  The name of the sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The sponsor maintains its principal office at 60 Wall Street, New York, New York 10005.  Its telephone number is (212) 250-2500.

Through December 31, 2005, the sponsor has purchased over $26 billion in residential mortgage loans.  This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans. The sponsor is responsible for pooling the mortgage loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriter in the structuring of such transactions.

The sponsor has been securitizing residential mortgage loans since 2004.  The following table describes the size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM	----	----	3,466	1,088,327,305
Alt-A Fixed	----	----	17,892	3,361,707,721
Prime ARM	3,612	1,096,433,033	----	----
Prime Fixed	5,275	986,186,740	----	----
Scratch & Dent/Reperf.	1,376	135,671,795	4,913	500,710,103
Seconds	----	----	5,227	258,281,341
SubPrime	31,174	5,481,240,453	71,747	13,066,859,416
Seasoned	----	----	1,827	165,210,069
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://regab.db.com.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time.  The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage groups.  These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties.  In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans.  We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

THE SERVICERS

With respect to each series of certificates, the related prospectus supplement will identify and provide information with respect to the principal servicers of the mortgage loans.

SERVICING OF THE MORTGAGE LOANS

Servicing and Other Compensation and Payment of Expenses

Each servicer will provide customary servicing functions with respect to the mortgage loans serviced by such servicer pursuant to certain servicing agreements between the applicable servicer and DB Structured Products, Inc.  Among other things, the servicers are obligated under some circumstances to make Advances with respect to the mortgage loans.  In managing the liquidation of defaulted mortgage loans, the servicers will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted mortgage loans and REO properties as described in the related servicing agreement.

With respect to each mortgage loan, the amount of the servicing fee that will be paid to the related servicer will be specified in the related prospectus supplement for each series.  The servicing fees will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such mortgage loan is computed.  As additional servicing compensation, the applicable servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees in respect of the mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the custodial account and any escrow accounts established by such servicer.

Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the mortgage loans serviced by it incurred by such servicer in connection with its responsibilities under the related servicing agreement and is entitled to reimbursement for these expenses as provided in the related servicing agreement.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the applicable servicer.

With respect to certain series, the sponsor may have the right to transfer the servicing of certain mortgage loans to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the master servicer, which consent may not be unreasonably withheld, and confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the offered certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See “Risk Factors—A transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this free writing prospectus supplement.  Any expenses incurred by the master servicer related to the transfer of servicing to a successor servicer will be reimbursed by the sponsor or the successor servicer.

Payments on Mortgage Loans; Deposits to Custodial Accounts

Each servicer will establish and maintain or cause to be established and maintained a separate trust account (the “Custodial Account“) for the benefit of the certificateholders.  Each Custodial Account will be an eligible account (or similar term as defined in the related servicing agreement). Upon receipt by the applicable servicer of amounts in respect of the mortgage loans serviced by it (excluding amounts representing the applicable servicing fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the applicable servicer will deposit such amounts in the related Custodial Account.  Amounts so deposited may be invested in accordance with the terms of the related servicing agreement in investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the securities administrator if such investment is managed by a person other than the related servicer or the securities administrator, or maturing on the business day on which the amount on deposit therein is required to be remitted to the securities administrator if such investment is managed by the related servicer or the securities administrator.  All investment income on funds in the related Custodial Account will be for the benefit of the applicable servicer.

Advances

Subject to the limitations set forth in the following paragraph, each servicer will be obligated to advance or cause to be advanced on or before each determination date from its own funds, an amount equal to the aggregate of all payments of principal and interest, net of its servicing fee, that were due on the mortgage loans serviced by it and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the related mortgaged properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance”).

Advances are required to be made only to the extent they are deemed by the applicable servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

All Advances will be reimbursable to the applicable servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the Advance was made. In addition, any Advances previously made in respect of any mortgage loan that are deemed by the applicable servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the applicable servicer out of any funds in the related custodial account prior to the distributions on the certificates. In the event that the applicable servicer fails in its obligation to make any required Advance, the master servicer or other successor servicer (which may be the master servicer) will be obligated to make the Advance, in each case, to the extent required in the pooling and servicing agreement.

Compensating Interest

The servicers or the master servicer, as applicable, will pay amounts referred to herein as “Compensating Interest” in the manner and to the extent set forth in the related prospectus supplement to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related mortgage loans.

With respect to the master servicer, if the servicers fail to pay the amount of any Compensating Interest required to be paid on that distribution date, the master servicer will be required to deposit into the Distribution Account as a payment of Compensating Interest the lesser of (i) the amount required to be paid by the servicers and not so paid and (ii) the master servicing compensation for such distribution date.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interest of the certificateholders, that servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, each servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term, or the extended term, of the mortgage loan; all capitalizations are to be implemented in accordance with the related servicer’s standards and may be implemented only by that servicer for that purpose; the final maturity of any mortgage loan will not be extended beyond the assumed final distribution date; and no servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut-off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the Rating Agencies.

Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in the related prospectus supplement) payable on the offered certificates will not be affected by the servicing modification.

Specially Serviced Mortgage Loans; Optional Purchase of Defaulted Mortgage Loans

A series of certificates may provide that upon a mortgage loan becoming ninety days or more delinquent, the holder of the majority interest in a specified subordinate class may at its sole opinion designate and transfer to a special servicer all servicing rights and responsibilities for that mortgage loan.  Upon designation of the special servicer, the servicer for that mortgage loan will be terminated.  The pooling and servicing agreement will provide that if the holder of the majority interest in the specified subordinate class has not exercised such option, then the servicer may purchase from the trust fund within ninety days of a mortgage loan becoming ninety days delinquent that mortgage loan at a price equal to 100% of the outstanding principal balance plus accrued and unpaid interest, plus unreimbursed advances and servicing advances, plus any unpaid servicing fees or master servicing fees.

Upon appointment of a special servicer, all provisions of the pooling and servicing agreement shall be binding on the special servicer.  In addition, the special servicer will enter into a special servicing agreement with the special servicer, the holder of the majority interest in the specified subordinate class, the master servicer and the trustee that must be acceptable to the rating agencies rating the certificates of such series.

Evidence as to Compliance

The pooling and servicing agreement and each servicing agreement will provide that each year on or before the date set forth therein, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor, the master servicer and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement and each servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The pooling and servicing agreement and each servicing agreement will also provide for delivery to the securities administrator and the trustee each year, on or before the date set forth in the pooling and servicing agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, such entity has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator’s website, may be obtained by securityholders without charge upon written request to the securities administrator at the address of the securities administrator set forth in the prospectus supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, unless otherwise specified in the related pooling and servicing agreement.

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS

Wells Fargo Bank, N.A.

General

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as securities administrator and master servicer under the pooling and servicing agreement and, if so specified in the related prospectus supplement, as a Custodian under a custodial agreement by and among the trustee, the servicers and Wells Fargo Bank as custodian.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Securities Administrator

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs  and the preparation of monthly reports on Form 10-D in regards to distribution and pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

Master Servicer

Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the related servicing agreement.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the pooling and servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity and at the direction of the trustee against such defaulting servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

Custodians

If so specified in the related prospectus supplement for any series, Wells Fargo Bank or another entity or entities may act as a custodian with respect to certain of the mortgage loan files pursuant to the a custodial agreement.

If Wells Fargo Bank acts as a custodian, in that capacity, Wells Fargo Bank is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders.  Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.  As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Distribution Account

Pursuant to the terms of the pooling and servicing agreement, the securities administrator will establish and maintain a separate account (a “Distribution Account”) for the benefit of the certificateholders and any certificate insurer.  The Distribution Account will be an Eligible Account (as defined in the pooling and servicing agreement).  Amounts on deposit therein may be invested in Eligible Investments (at the direction and for the benefit of the master servicer) maturing no later than one business day prior to the related distribution date unless such Eligible Investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such Eligible investments may mature on the related distribution date. All investment income on funds in the Distribution Account will be for the benefit of the master servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered an Eligible Investment:

(i)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)

interests in any money market fund (including any such fund managed or advised by the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)

short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency rating such fund in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)

such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Master Servicing and Other Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, the principal compensation to be paid to the master servicer on each distribution date in respect of its master servicing activities will be interest or other income earned on funds held in the Distribution Account.  Unless otherwise specified in the related prospectus supplement, the agreed-upon fees of the trustee and the securities administrator shall be paid by the master servicer in accordance with a related pooling and servicing agreement.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid on any distribution date, the master servicer will be required to pay such amounts up to the master servicing compensation payable to the master servicer on such distribution date.

Events of Default and Removal of Master Servicer

Upon the occurrence of events of default described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Events of Default under the Agreement” and “—Rights Upon Events of Default under the Agreements” in the prospectus, the master servicer may be removed as master servicer of the mortgage loans in accordance with the terms of the pooling and servicing agreement.

Any successor to the master servicer appointed under the pooling and servicing agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $15,000,000.  See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Events of Default under the Agreement” and “—Rights Upon Events of Default under the Agreements” in the prospectus.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the pooling and servicing agreement; provided, however, that: (i) the purchaser or transferee will be required to accept in writing such assignment and delegation and assume the obligations of the master servicer under the pooling and servicing agreement and (a) will be required to have a net worth of not less than $25,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (b) will be required to be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (c) will be required to execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and  (iii) the master servicer assigning and selling the master servicing will be required to deliver to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the pooling and servicing agreement have been completed and such action is permitted by and complies with the terms of the pooling and servicing agreement. No such assignment or delegation will affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The master servicer and any director, officer, employee or agent of the master servicer will be indemnified and held harmless by the issuing entity against any loss, liability or expense as set forth in the pooling and servicing agreement.

The securities administrator and any director, officer, employee or agent of the securities administrator will be indemnified and held harmless by the issuing entity against any loss, liability or expense as set forth in the pooling and servicing agreement.

The custodians and any director, officer, employee or agent of the custodian will be indemnified and held harmless by the issuing entity against any loss, liability or expense as set forth in the custodial agreements.

THE TRUSTEE

An entity will be appointed to serve as trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee.

The trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, will undertake to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee, including:

1.

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee (or its custodian, if applicable) will be required to examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

2.

The trustee will be required to promptly remit to the servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the trustee as a consequence of the assignment of any mortgage loan hereunder and relating to the servicing of the mortgage loans; provided that any such notice (i) is delivered to the trustee at its corporate trust office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a mortgaged property (as defined in the pooling and servicing agreement). The trustee will have no duty under the pooling and servicing agreement with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its corporate trust office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.

Except for those actions that the trustee is required to take under the pooling and servicing agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

If an Event of Default has occurred and has not been cured or waived, the trustee will be required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default occurs, the trustee will be required to, at the direction of at least 51% of the Voting Rights, by notice in writing to the master servicer and to the depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the pooling and servicing agreement, will pass to and be vested in the trustee, and, without limitation, the trustee will be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise. Notwithstanding the foregoing, the trustee will be permitted to, if it is unwilling to so act, or will be required to, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the pooling and servicing agreement.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee will be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the trustee, see “Description of the Agreements—Material Terms of the Pooling and servicing agreements and Underlying servicing agreements—Duties of the Trustee” in the prospectus.

Unless otherwise specified in the related prospectus supplement, the master servicer will pay the trustee the trustee’s fee in respect of its obligations under the pooling and servicing agreement. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the pooling and servicing agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, the certificates or the custodial agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the master servicer under the pooling and servicing agreement (for which the trustee receives indemnity from the master servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the pooling and servicing agreement, the certificates or the custodial agreement or by reason of reckless disregard, of the trustee’s obligations and duties under the pooling and servicing agreement, the certificates or the custodial agreement.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of the certificates evidencing not less than a majority of the voting rights in the trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Accounts.  If the trustee is removed by holders of certificates, such holders will be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless against any loss, liability or expense as set forth in the pooling and servicing agreement.

THE CREDIT RISK MANAGER

If specified in the related prospectus supplement with respect to any series, Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), or another entity may be appointed as credit risk manager for the issuing entity.  The credit risk manager will monitor the performance of the servicers, and make recommendations to the servicers regarding certain delinquent and defaulted mortgage loans and will report to the depositor on the performance of such mortgage loans, pursuant to a credit risk management agreement to be entered into by the credit risk manager and the servicers and/or master servicer on or prior to the closing date. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicers and/or master servicer in performing its advisory and monitoring functions. The credit risk manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders. Such fee will be paid by the trust and will be equal to an amount specified in the related prospectus supplement.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the pooling and servicing agreement, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission (“SEC”) within fifteen days of the initial issuance of the certificates. The trust fund created under the pooling and servicing agreement will consist of: (i) all of the depositor’s right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the mortgage loans due after the cut-off date or subsequent cut-off date, as applicable, together with any proceeds of the mortgage loans; (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement; (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, the servicing agreements and the assignment; assumption and recognition agreements related to the servicing agreements; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund and any proceeds thereof; (vii) the Pre-Funding Account and the Capitalized Interest Account, if any, and any amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account, if any, from time to time and, with respect to Capitalized Interest Account, if any, any proceeds thereof; and (viii) with respect to any insured certificates, the related certificate insurance policy.  Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus supplement regarding the trust fund, the terms and conditions of the pooling and servicing agreement and the offered certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement.  Requests should be addressed to 60 Wall Street, New York, New York 10005.

Assignment of the Mortgage Loans

The depositor will acquire all of the mortgage loans included in the mortgage pool pursuant to a mortgage loan purchase agreement, the (“Mortgage Loan Purchase Agreement”), to be dated as of the cut-off date, between the sponsor and the depositor.  The mortgage loans were previously purchased by the sponsor either directly or indirectly from the originators.

Pursuant to the terms of the Mortgage Loan Purchase Agreement, the sponsor will make certain representations and warranties with respect to the mortgage loans which the depositor will assign to the trustee for the benefit of the certificateholders and the certificate insurer, if any.  If the sponsor breaches any of the representations and warranties with respect to any mortgage loan which materially and adversely affects (i) the value of any of the mortgage loans actually delivered or (ii) the interests of the certificateholders therein (without regard to the certificate insurance policy, if any), the sponsor will be obligated to cure such breach in all material respects or repurchase the mortgage loan or any property acquired in respect thereof.

In addition, the depositor will make representations and warranties regarding the mortgage loans in the pooling and servicing agreement but its assignment of the mortgage loans to the trustee will be without recourse and the depositor’s obligations relating to the mortgage loans will be limited to the representations and warranties made by it under the pooling and servicing agreement.  If the depositor breaches any of the representations and warranties with respect to any mortgage loan which breach materially and adversely affects the interests of the certificateholders in the related mortgage loan (without regard to the certificate insurance policy, if any), the depositor will be obligated to cure such breach in all material respects or repurchase the mortgage loan or any property acquired in respect thereof.

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each mortgage loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such mortgage loan due after the Cut-Off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor.  Each mortgage loan transferred to the trust will be identified on a schedule delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include information such as the principal balance of each mortgage loan as of the cut-off date or subsequent cut-off date, as applicable, its mortgage interest rate as well as other information with respect to each mortgage loan.

The pooling and servicing agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the original mortgages and original mortgage notes endorsed to the trustee on behalf of the certificateholders and the Related Documents. If such original is not available or is lost, the depositor may, in lieu of delivery of the original mortgage or mortgage note, deliver or cause to be delivered true and correct copies thereof, and, with respect to a lost mortgage note, a lost note affidavit.

On or prior to the closing date, the trustee or a custodian on its behalf will review the Related Documents pursuant to the pooling and servicing agreement.  If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the sponsor by the trustee or  receipt of any required custodial certification delivered by the related Custodian, the sponsor will be required to either (i) substitute for such mortgage loan pursuant to the pooling and servicing agreement; provided, however, that such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee, the master servicer and the depositor in effect that such substitution will not disqualify any REMIC (as defined in the pooling and servicing agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such mortgage loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, at the mortgage interest rate from the date interest was last paid by the borrower to the next scheduled due date, plus the amount of any unreimbursed Advances and servicing advances made by the applicable servicer and/or the master servicer plus all unreimbursed costs and damages incurred by the trust and the trustee in connection with any violation of any such mortgage loan of any predatory or abusive lending law.  The Purchase Price will be remitted to the securities administrator for deposit in the related Distribution Account (as defined herein) no later than the day prior to the related distribution date. The obligation of the sponsor to repurchase or substitute for a deleted mortgage loan is the sole remedy regarding any defects in the mortgage loans and Related Documents available to the certificateholders.

Voting Rights

Voting rights will be allocated as specified in the pooling and servicing agreement.

Pursuant to the terms of the pooling and servicing agreement, with respect to any series involving a certificate insurer, unless such certificate insurer has defaulted on its obligations under the related certificate insurance policy and such default is continuing, the insured certificateholders will agree that the certificate insurer will be treated by the depositor, the master servicer, the trustee, the securities administrator and the sponsor as if the certificate insurer were the holder of the insured certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the insured certificateholders thereunder without any further consent of the holders of the insured certificates.

Any certificate insurer shall be subrogated to the rights of the holder of the related insured certificates to the extent of any payment by such certificate insurer under the related certificate insurance policy.

Optional Termination

The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in “Description of the Securities–Termination” in the prospectus. The master servicer will have the right to purchase all remaining mortgage loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any distribution date following the Due Period during which the aggregate principal balance of the mortgage loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to the percentage specified in the related free writing prospectus of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date, or with respect to any pre-funded series, of the sum of the aggregate outstanding principal balance of the initial mortgage loans as of the cut-off date and the amount on deposit in the pre-funding account on the closing date;  provided that the master servicer will be required to obtain the consent of any certificate insurer if the exercise of such right would cause a claim under the related certificate insurance policy.  In the event the master servicer exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the mortgage loans and the fair market value of all properties acquired by the trust in respect of any mortgage loans, plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the trustee, any certificate insurer, the servicers, the master servicer, the custodians and the securities administrator as of the termination date.  In the event the master servicer exercises this option, the purchase price, will be paid, to the extent of available funds, in accordance with the priorities set forth in the related free writing prospectus. In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement.  See “Description of the Securities–Termination” in the prospectus.

The securities administrator will be required to give notice of any termination to the certificateholders, upon which the certificateholders will surrender their certificates to the securities administrator for payment of the final distribution and cancellation. Such notice will be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and will specify (i) the distribution date upon which final payment of the certificates will be made upon presentation and surrender of the certificates at the office of the securities administrator therein designated, (ii) the amount of any such final payment and (iii) that the record date otherwise applicable to such distribution date is not applicable, payments being made only upon presentation and surrender of the certificates at the office of the securities administrator therein specified.

In the event such notice is given in connection with the purchase of all of the mortgage loans by the master servicer, the master servicer will deliver to the securities administrator for deposit in the Distribution Account not later than the business day prior to the distribution date on which the final distribution on the certificates is made an amount in immediately available funds equal to the above-described termination price. The securities administrator will remit to the servicer, the master servicer, the trustee, the certificate insurer and the custodians from such funds deposited in the Distribution Account (i) any amounts which the servicers would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid servicing fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the securities administrator to the master servicer, the trustee, any certificate insurer, the custodians and the servicers from amounts on deposit in the Distribution Account pursuant to the terms of the pooling and servicing agreement prior to making any final distributions. Upon certification to the trustee by the securities administrator of the making of such final deposit, the trustee will promptly release or cause to be released to the master servicer the mortgage files for the remaining mortgage loans, and the trustee will execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the certificates by the certificateholders on the final distribution date, the securities administrator will distribute to each certificateholder so presenting and surrendering its certificates the amount otherwise distributable on such distribution date in respect of the certificates so presented and surrendered. Any funds not distributed to any holder or holders of certificates being retired on such distribution date because of the failure of such holder or holders to tender their certificates will, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering holder or holders. If any certificates as to which notice has been given are not surrendered for cancellation within six months after the time specified in such notice, the securities administrator will mail a second notice to the remaining non-tendering certificateholders to surrender their certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such certificates have not been surrendered for cancellation, the securities administrator will, directly or through an agent, mail a final notice to the remaining non-tendering certificateholders concerning surrender of their certificates. The costs and expenses of maintaining the funds in trust and of contacting such certificateholders will be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such certificates have not been surrendered for cancellation, the securities administrator will pay to the depositor all such amounts, and all rights of non-tendering certificateholders in or to such amounts will thereupon cease. No interest will accrue or be payable to any certificateholder on any amount held in trust by the securities administrator as a result of such certificateholder’s failure to surrender its certificate(s) on the final distribution date for final payment thereof. Any such amounts held in trust by the securities administrator will be held uninvested in an Eligible Account.

In the event that the master servicer purchases all the mortgage loans or the final payment on or other liquidation of the last mortgage loan, the trust fund will be terminated in accordance with the requirements of the pooling and servicing agreement.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder, any certificate insurer and the depositor a statement generally setting forth the information specified in the related prospectus supplement.

On each distribution date, the securities administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the securities administrator’s internet website.  Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such.  The securities administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case, if prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act, will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will, upon written request, prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

PREPAYMENT AND YIELD CONSIDERATIONS

General

The yield to maturity of each class of certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the mortgage loans, the rate and timing of principal payments (including principal prepayments) on the mortgage loans and the rate of liquidations on the mortgage loans.  The yield to maturity to holders of certain certificates will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of such certificates, because principal and interest distributions will not be payable to such certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay).

Because principal distributions are paid to certain classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a borrower’s default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment.

Principal Prepayments and Compensating Interest

When a borrower prepays a mortgage loan in full or in part, the borrower pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month.  In addition, when a borrower makes a partial principal prepayment, together with its scheduled monthly payment, the principal balance of the mortgage loan is reduced by the amount of the partial principal prepayment as of such due date.  However, the additional principal is not distributed to the certificateholders until the distribution date in the month following the month of such partial principal prepayment.

The servicers will pay Compensating Interest in the manner and to the extent set forth in the related prospectus supplement to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the mortgage loans.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid by them on any distribution date, the master servicer will be required to pay such amounts up to the compensation payable to the master servicer on such distribution date.

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a mortgage loan, such deficiency will be allocated to the certificates as described in the related free writing prospectus.  In addition, any deficiencies in interest due to the application of the Relief Act will be allocated to the certificates on a pro rata basis according to the amount of interest to which each class of certificates would otherwise be entitled.

Rate of Payments

The rate of principal payments on the certificates entitled to payments of principal, the aggregate amount of distributions on those certificates and the yield to maturity of those certificates will be related to the rate and timing of payments of principal on the mortgage loans.  The rate of principal payments on the mortgage loans will in turn be affected by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor or the sponsor).

Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of offered certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the mortgage loans, the greater the effect on the yield to maturity of the offered certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties and servicing decisions. The interest only feature of any interest only loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates.  However, as a mortgage loan with such a feature nears the end of its interest only period, the borrower may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the REMICs formed pursuant to the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

Certain classes of certificates may be issued with original issue discount (“OID”).  A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.  See “Material Federal Income Tax Considerations—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

LEGAL INVESTMENT ASPECTS

Unless otherwise specified in the related free writing prospectus, certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA; provided that the related mortgage loans are secured by first liens on the related mortgaged properties.  Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors.  See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section  4975 of the Code (collectively, a “Plan”), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and Section 4975 of the Code, unless it is covered by an administrative exemption. The U.S. Department of Labor has granted to the underwriter a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (the “Underwriter’s Exemption”), subject to the limitations and qualifications described under “ERISA Considerations” in the prospectus. See “ERISA Considerations” in the prospectus.

The certificates that are identified as “ERISA eligible” in the related prospectus supplement will generally be eligible to be purchased by Plans under the Underwriters Exemption.  Under certain circumstances, the certificates may not be acquired or held by a person investing assets of any such plans or arrangements unless such acquisition or holding is eligible for the exemptive relief available under a class exemption.

Deutsche Alt-A Securities Mortgage Loan Trust
Mortgage Pass-Through Certificates
(Issuable in Series)

DB Structured Products, Inc.
Sponsor

Deutsche Alt-A Securities, Inc.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

____________________________________________________________________________________________

FREE WRITING PROSPECTUS SUPPLEMENT

____________________________________________________________________________________________

Deutsche Bank Securities

Underwriter

.

May 17, 2006

EXHIBIT A

Servicers disclosure

The Servicers of the Mortgage Loans are American Home Servicing, Inc. (“American Home Servicing”), GMAC Mortgage Corporation (“GMACM”) and GreenPoint Mortgage Funding, Inc. (“GreenPoint”) with respect to approximately 32.91%, 32.44% and 23.02%,  respectively, of the total principal balance of the Mortgage Loans as of the cut-off date, and certain other Servicers, none of which is servicing 20% or more of the total principal balance of the Mortgage Loans as of the cut-off date.

I.

American Home Servicing, Inc.

American Home Servicing is a Maryland corporation.  American Home Servicing is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. American Home Servicing has been servicing mortgage loans since its incorporation in 1972. American Home Servicing may use subservicers with respect to all or a portion of the mortgage loans, although American Home Servicing is not using any subservicers as of the Cut-off Date.

American Home Servicing will send statements to borrowers and process the payments as received by depositing them within two business days into a custodial account. If the borrower is delinquent, American Home Servicing will attempt to contact the borrower in an effort to make the borrower current.  If the borrower is delinquent for 90 days or more, American Home Servicing will begin the foreclosure process with respect to the borrower.  As part of the foreclosure process, a sale of the property may occur in which American Home Servicing may take possession of the property as “real estate owned” property, commonly known as an REO property.  American Home Servicing will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of American Home Servicing’s portfolio of first-lien, fixed-rate mortgage loans for the past three years and for the quarter ended March 31, 2006:

	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Quarter Ended March 31, 2006
Number of Loans	53,106	44,997	51,528	68,878
Principal Balance	$5,614,655,043	$5,420,160,991	$9,288,243,451	$10,658,794,478

American Home Servicing is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer, or a sub-servicer.  American Home Servicing is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations.  American Home Servicing outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property.  However, all servicing decisions are made by American Home Servicing.

American Home Servicing is an affiliate of American Home Mortgage Investment Corp., also referred to in this section as AHMIC, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”.  American Home Servicing is a “taxable REIT subsidiary” of AHMIC.

Collections on the related mortgage loans will be maintained in a payment clearing account for two business days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

American Home Servicing will generally only have the ability to modify Mortgage Loans in the case the related borrower is in default.  If American Home Servicing reduces the borrower’s monthly payment, the amount payable to the Trust may be reduced.

American Home Servicing does not have any custodial responsibility for the assets.  The Custodian has sole responsibility pursuant to the custodial agreement.

American Home Servicing is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

American Home Servicing is an affiliate of American Home Mortgage Corp., one of the Originators.

II.

GMAC Mortgage Corporation

General.  GMACM is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation (“GMAC”). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044.  Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

Servicing Activities.  GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).  The following table sets forth the types of residential mortgage loans comprising GMACM’s primary servicing portfolio for which GMACM holds the corresponding mortgage servicing rights.

As of December 31, 2004, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 residential mortgage loans having an aggregate principal balance of over $13.9 billion.

As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the mortgage loans.

GMAC Mortgage Corporation Servicing Experience.  The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period.  GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $186.4 billion, $32.4 billion, $18.1 billion and $13.0 billion during the year ended December 31, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO ($ IN MILLIONS)
	For the Year Ended December 31,
	2005	2004	2003	2002

Prime Conforming Mortgage Loans
No. of Loans	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$186,364	$165,521	$153,601	$150,421
Percentage Change	12.59%	7.76%	2.11%	N/A

Prime Non-Conforming Mortgage Loans
No. of Loans	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,385	$23,604	$13,937	$12,543
Percentage Change	37.20%	69.36%	11.12%	N/A

Government Mortgage Loans
No. of Loans	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,098	$18,328	$17,594	$21,174
Percentage Change	(1.25)%	4.17%	(16.91)%	N/A

Second Lien Mortgage Loans
No. of Loans	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$13,034	$10,374	$7,023	$6,666
Percentage Change	25.64%	47.71%	5.36%	N/A

Total Mortgage Loans Serviced
No. of Loans	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$249,881	$217,827	$192,155	$190,803
Percentage Change	14.72%	13.36%	0.71%	N/A

III.

GreenPoint Mortgage Funding, Inc.

GreenPoint, a New York corporation, is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company (“North Fork”).  North Fork’s other subsidiaries include North Fork Bank, a New York commercial bank.  North Fork is listed on the New York Stock Exchange under the symbol “NFB”. GreenPoint was formerly an indirect wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004.  On March 12, 2006, North Fork and Capital One Financial Corporation ("Capital One") announced that they signed a definitive agreement in which Capital One will acquire North Fork.  The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans.  GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint.  GreenPoint also originates loans through its retail and correspondent lending divisions.  Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences.  GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company.  GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business.  In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

GreenPoint sells substantially all of the mortgage loans it originates or acquires.  In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers.  The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions.  As of December 31, 2005, December 31, 2004 and December 31, 2003, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $50 billion, $42.6 billion and $31.9 billion, respectively, of which approximately 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to:  (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and (ix) generally administering mortgage loans, for which it receives servicing fees.

GreenPoint mails billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due.

When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint’s servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property.  Foreclosure proceedings are terminated if the delinquency is cured.  Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint.  After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint’s business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure, Delinquency and Loss Experience

Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint’s loss and delinquency experience on its portfolio of serviced mortgage loans.  There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate.  A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.  If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by GreenPoint.  The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio.  The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience of the mortgage loans.

GreenPoint Mortgage Funding, Inc.

Overall Mortgage Portfolio Delinquency and Foreclosure Experience

(dollars in thousands)

	At December 31,					December 31,
	2002		2003		2004	2005
	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio
Total Portfolio*	198,483	6.73%	212,711	6.20%	286,698	3.41%	289,304	3.74%

Period of Delinquency
30-59 days	7,026	3.54%	6,381	3.00%	4,931	1.72%	6,065	2.10%
60-89 days	2,101	1.06%	2,056	0.97%	1,333	0.46%	1,626	0.56%
90 days or more	1,910	0.96%	1,922	0.90%	1,799	0.63%	2,138	0.74%

Total Delinquencies (excluding Foreclosures)**	11,037	5.56%	10,359	4.87%	8,063	2.81%	9,829	3.40%

Foreclosures Pending	2,319	1.17%	2,831	1.33%	1,709	0.60%	988	0.34%

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
** Percentages may not total properly due to rounding.

EXHIBIT B

Originator disclosure

The Originators of the Mortgage Loans are American Home Mortgage Corp. (“American Home”) with respect to approximately 33.19% of the total principal balance of the Mortgage Loans as of the cut-off date and GreenPoint Mortgage Funding, Inc. (“GreenPoint”) with respect to approximately 23.02% of the total principal balance of the Mortgage Loans as of the cut-off date, and certain other Originators, none of which originated 20% or more of the total principal balance of the Mortgage Loans as of the cut-off date.

American Home Mortgage Corp.

General

American Home Mortgage Corp. (“American Home”) is a New York corporation.  American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home's call center.  American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia.  American Home has been originating mortgage loans since its incorporation in 1988, and has been originating fixed-rate mortgage loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of first-lien, fixed-rate mortgage loans for the past three years and for the quarter ended March 31, 2006:

	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Quarter Ended March 31, 2006
Number of Loans	74,462	59,576	97,645	29,781
Principal Balance	$12,969,494,087	$10,586,364,298	$19,633,708,424	$5,920,875,964

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

Underwriting Criteria

The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations.  Exceptions to the underwriting standards may be permitted where compensating factors are present.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgage property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes.  Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both.  For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both.  Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report.  A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700.  For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home’s senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis.  Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.  For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting.  Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation.   Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

American Home is an affiliate of American Home Mortgage Servicing, Inc., one of the Servicers.

GreenPoint Mortgage Funding, Inc.

GreenPoint, is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company (“North Fork”).  North Fork’s other subsidiaries include North Fork Bank, a New York commercial bank.  North Fork is listed on the New York Stock Exchange under the symbol “NFB”. GreenPoint was formerly a wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004.  On March 12, 2006, North Fork and Capital One Financial Corporation ("Capital One") announced that they signed a definitive agreement in which Capital One will acquire North Fork.  The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans.  GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint.  GreenPoint also originates loans through its retail and correspondent lending divisions.  Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences.  GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint’s residential mortgage loan production for the periods indicated.

	2003	2004	2005
Loan Type

Alt A and Specialty
Number of Loans	56,702	65,284	67,707
Dollar Volume	11,505,997,786	14,579,659,658	19,148,814,451
Percent Adjustable	19%	67%	83%
Percent of Total Dollar Volume	30%	37%	45%

Agency
Number of Loans	28,460	10,975	12,408
Dollar Volume	5,378,009,580	2,188,737,211	2,746,779,129
Percent Adjustable	1%	2%	1%
Percent of Total Dollar Volume	14%	5%	7%

Jumbo
Number of Loans	53,106	53,522	41,614
Dollar Volume	19,426,400,804	17,667,106,136	14,899,732,857
Percent Adjustable	71%	86%	72%
Percent of Total Dollar Volume	50%	44%	35%

HELOC's and Seconds
Number of Loans	44,346	83,902	82,258
Dollar Volume	2,556,735,253	5,374,039,738	5,450,355,355
Percent Adjustable	96%	97%	95%
Percent of Total Dollar Volume	7%	13%	13%

Total Number of Loans	182,614	213,683	203,987

Total Dollar Volume	38,867,143,423	39,809,542,743	42,245,681,792

Average Dollar Loan Amount	212,838	186,302	207,100

Non-Purchase Transaction*	66%	52%	52%
Adjustable-Rate Loans*	47%	76%	77%
*% of total loan production based on dollar volume
% may not add to 100% due to rounding

GreenPoint Underwriting Guidelines

Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present.  The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines.  GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s.  Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing.  All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation.  Each appraisal must meet the requirements of Fannie Mae and Freddie Mac.  The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed.  The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines.  In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.  GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac.  The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses.  The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%.  However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing.  No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.  GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.